UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 3, 2024

TIPMEFAST, INC.

(Exact name of registrant as specified in its charter)

NV	000-56397	83-4057513
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

HaShnura St 1 Zihron Ya’akow, Israel		30950
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(972) 373-70057

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 18, 2024, the Company entered into a Letter Of Intent to acquire Lucent, Inc. Both parties have agreed to promptly engage in negotiations for and enter into a definitive agreement.

Lucent’s mission is to accelerate the transition to a sustainable energy future by providing reliable, affordable, and clean energy solutions. Lucent is committed to developing and deploying innovative technologies that reduce greenhouse gas emissions, minimize environmental impact, and promote social and economic equity.

Through collaboration and partnership with governments, businesses, and communities, we aim to build a cleaner, healthier, and more prosperous world for current and future generations.

Lucent has acquired Dijiya Energy Saving Technology Inc. a Tiawan based technology and EV battery cell manufacturer with asset value in excess of $5,000,000 USD.

Lucent’s management believes it is in the final stages of negotiations of an additional technology producer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIPMEFAST, INC.

Date: June 5, 2024

By: /s/ Raid Chalil
Raid Chalil,
Chief Executive Officer, Chief Financial Officer, Director